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                                                                   EXHIBIT 10.17


                            FOURTH AMENDMENT OF LEASE


     AMENDMENT OF LEASE, dated as of May 1, 1999, by and between the NATIONAL FIRE PROTECTION ASSOCIATION (hereinafter, "Landlord"), a Massachusetts not-for-profit corporation, and ATLANTIC DATA SERVICES, INC., a Massachusetts corporation (hereinafter, "Tenant").

A. Landlord and Tenant are parties to a Lease dated as of April 1, 1995 (hereinafter, the "Lease"), a First Amendment of Lease dated July 31, 1995, a Second Amendment of Lease dated January 15, 1997, and a Third Amendment of Lease dated October 15, 1998 covering certain premises located on the third floor of the National Fire Protection Headquarters Building (hereinafter, the "Building"), located at Batterymarch Park, Quincy, MA.

B. Landlord and Tenant desire to further amend the Lease to provide for the addition to the premises demised thereunder of two thousand forty three (2,043) rentable square feet located on the third floor of the Building (hereinafter called the "Additional Space").

     NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant hereby agree as follows:

     1. The following definition contained in ss.1.2 of the Lease as Amended by the First Amendments, are hereby amended as follows:

          a.   BASIC RENT: no changes

          b. PREMISES RENTABLE AREA: Delete from the definition of Premises Rentable Area the number 25, 282 and insert in lieu thereof the number 27,325.

          c. ESCALATION FACTOR: Delete from the definition of Escalation Factor the percentage 17.86 and insert in lieu thereof the percentage 19.32.

     2. Exhibit F to the Lease is hereby amended by the addition to the space therein described of the space shown as ADS THIRD AMENDMENT EXPANSION SPACE, on AMENDMENT EXHIBIT 1, attached hereto.

     3. The Landlord agrees to provide new carpet in the space being included by means of this amendment. Should the tenant desire to make any improvements to the premises, Tenant shall be responsible for all such improvements including obtaining all permits. Tenant shall indemnify and hold harmless the landlord from any loss, cost, injury or damage as a result of any improvements to the premises. In all additional ways, the improvements shall comply with the provisions of Section 5.2 of the Lease. Tenant shall, as part of the approval required under said Section 5.2, submit plans for all improvements to be undertaken.

     4. The provisions of this Fourth Amendment to Lease shall be effective as of May 1, 1999.

     5. The Lease, as hereby modified, shall continue in full force and effect and is hereby confirmed, approved and ratified.


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     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment of
Lease to be executed as a sealed instrument as of the date first written above.


LANDLORD                                         TENANT

NATIONAL FIRE PROTECTION
ASSOCIATION



BY: /s/ National Fire Protection Agency          BY: /s/ Paul K. McGrath
    -------------------------------------            --------------------------
                                                     Senior Vice President & CFO